UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas 78249

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 22, 2012, the Compensation Committee (“Committee”) of the board of directors of Valero Energy Corporation (“Valero”) approved the Valero Energy Corporation Annual Incentive Plan for Named Executive Officers (the “Plan”) as a subplan under Valero’s 2011 Omnibus Stock Incentive Plan. Valero’s named executive officers (“NEO’s”) are eligible to participate in the Plan. The Plan is designed to satisfy the requirements of a performance plan under Section 162(m) of the Internal Revenue Code. The Plan establishes a maximum pool of awards applicable to Valero’s NEO’s using an objective formula-driven funding mechanism. The actual amount of an NEO’s annual incentive award from that pool will be determined in accordance with goals and measures of annual performance as the Committee may determine.

The foregoing description of the Plan is subject to and qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is filed with this report as Exhibit 10.01 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.01	Valero Energy Corporation Annual Incentive Plan for Named Executive Officers.

10.02	Valero Energy Corporation 2011 Omnibus Stock Incentive Plan – incorporated by reference to Appendix A to Valero’s Definitive Proxy Statement on Schedule 14A for the 2011 annual meeting of stockholders, filed March 18, 2011 (SEC File No. 1-13175).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: February 27, 2012	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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